UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GROM SOCIAL ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROM SOCIAL ENTERPRISES, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(561) 287-5776

NOTICE OF CONSENT SOLICITATION

To the stockholders of Grom Social Enterprises, Inc.:

Notice is hereby given that we are seeking the written consents of stockholders holding a majority of our voting equity (the “Majority Stockholders”) as of April 5, 2019 (the “Record Date”), acting in lieu of a special meeting (the “Consents”) to authorize and approve the following proposal (the “Proposal”):

To amend our Articles of Incorporation, as amended to date (“Articles of Incorporation”), to increase our authorized capital stock from 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 2,000,000 have been designated as Series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”), to 500,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock (the “Authorized Common Stock Increase”).

We intend to file Articles of Amendment to our Articles of Incorporation (the “Charter Amendment”) with the Florida Secretary of State to effectuate the Authorized Common Stock Increase immediately upon receipt of properly executed required Consents from the Majority Stockholders. Pursuant to our Articles of Incorporation, the holders of our Series A Preferred Stock have the right to vote together with the holders of our Common Stock and, except in limited circumstances, not as a separate class.  The holders of our Series A Preferred Stock have the right to vote on an as-converted basis, with five votes for each share of Series A Preferred Stock.

Our Board of Directors (“Board”) has fixed April 5, 2019 as the Record Date for holders of our Common Stock and Series A Preferred Stock who will be entitled to participate in this Consent Solicitation and provide Consents. This Notice of Consent Solicitation is being issued by the Company and is intended to be mailed on or about April __, 2019 to all holders of our Common Stock and Series A Preferred Stock as of the Record Date. We are not holding a special meeting of stockholders in connection with the Proposal described herein. The Consent Solicitation Statement on the following pages describes the matters presented to stockholders herein. The entire Consent Solicitation Statement is available for review by each stockholder on https://gromsocial.com/proxymaterials.

The Board requests that you sign, date and return your Consent included as Annex A to the Consent Solicitation Statement in the enclosed envelope (or via the Internet) as soon as possible, but no later than May __, 2019.

By Order of the Board of Directors,

Darren Marks

Chairman and Chief Executive Officer
April __, 2019

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GROM SOCIAL ENTERPRISES, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(561) 287-5776

CONSENT SOLICITATION STATEMENT

April __, 2019

This Consent Solicitation Statement is being furnished to stockholders holding a majority of the voting equity (the “Majority Stockholders”) of Grom Social Enterprises, Inc., a Florida corporation (“Grom,” the “Company,” “we,” “our” or “us”), as of the April 5, 2019, the record date (the “Record Date”) fixed by our Board of Directors (“Board”) in connection with the solicitation of written consents (“Consents”) from the stockholders of the Company by our Board. We are soliciting the Consents in lieu of a special meeting of the stockholders to approve the following proposal (“Proposal”):

To amend our Articles of Incorporation, as amended to date (“Articles of Incorporation”), to increase our authorized capital stock from 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 2,000,000 have been designated as Series A convertible preferred stock, par value $0.001 per share (“Series A Preferred Stock”), to 500,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock (the “Authorized Common Stock Increase”).

Approval of the Proposal above requires the affirmative vote or written Consents of Majority Stockholders entitled to vote thereon. There are no rights of appraisal or similar rights of dissenters with respect to the Authorized Common Stock Increase.

We intend to file Articles of Amendment to our Articles of Incorporation (the “Charter Amendment”) with the Florida Secretary of State to effectuate the Authorized Common Stock Increase immediately upon receipt of properly executed required Consents from the Majority Stockholders. A copy of the form of written Consent to be executed by stockholders is annexed to this Consent Solicitation Statement as Annex A. A form of the Charter Amendment to be filed with the Florida Secretary of State to implement the Authorized Common Stock Increase is included as Exhibit A to this Consent Solicitation Statement.

On April 4, 2019, Board unanimously approved, subject to receipt of written Consents from our Majority Stockholders, (a) the Authorized Common Stock Increase to increase in our authorized capital stock from 200,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock, to 500,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock, and (b) the filing of the Charter Amendment with the Florida Secretary of State.

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Under Section 607.0704 of the Florida Business Corporations Act (“FBCA”), and in accordance with Article 2, Section 12 our Bylaws, any action required or permitted by the FBCA to be taken at an annual or special meeting of our stockholders may be taken without a meeting, without prior notice and without a vote, if Consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having at least the voting power that would be necessary to authorize or take such action at a meeting.

Pursuant to our Articles of Incorporation, the holders of our Series A Preferred Stock have the right to vote together with the holders of our Common Stock and, except in limited circumstances, not as a separate class. The holders of our Series A Preferred Stock have the right vote on an as-converted basis, with five votes for each share of Series A Preferred Stock. We are sending this Consent Solicitation Statement to all of the holders of our Common Stock and Series A Preferred Stock as of the Record Date. As of such date, (a) 144,976,927 shares of our Common Stock are issued and outstanding, and (b) 800,000 shares of our Series A Preferred Stock (convertible into 4,000,000 shares of our Common Stock) are issued and outstanding. Only stockholders of record of our Common Stock and Series A Preferred Stock as of the Record Date will be entitled to submit written Consents for such number of shares then held on the Proposal that is the subject of this Consent Solicitation. Consents signed by at least the Majority Stockholders entitled to vote are required in order to approve the Proposal set forth herein. To be counted towards the Consents required for approval of the transactions described herein, your Consent must be received by May __, 2019. Under the FBCA the failure to timely deliver written Consents will have the same effect as a vote against the Proposal set forth herein.

In order to register your Consent to the matters set forth herein, you should return your signed and dated written Consent in the enclosed envelope. You may also register your Consent by telephone or the Internet by following the instructions on Annex A.

Immediately following our receipt of executed written Consents from the Majority Stockholders as of the Record Date, we intend to immediately effectuate the Authorized Common Stock Increase by filing the Charter Amendment with the Florida Secretary of State.

You may revoke your written Consent at any time prior to the time that we have received a sufficient number of Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective. The revocation should be sent to us at Grom Social Enterprises, Inc., c/o Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Ste. 430, Denver, CO  8020, Attention: Mr. Chad Dalton.

Our Board believes that certain large holders of our Common Stock, and our executive officers and directors, may provide their Consents to the Proposal, although there has been no formal request or agreement with respect to their authorization of such Consents. 35,928,718 shares of our issued and outstanding Common Stock, representing approximately 24.1% of our voting power, are believed to be controlled and beneficially owned by our officers and directors, and 7,545,278 shares of our issued and outstanding Common Stock, representing approximately 5.07% of our voting power, are believed to be held by stockholders deemed to be our 5% stockholders as of the Record Date.

We will not file the Charter Amendment in the event that we fail to receive properly executed written Consents from the Majority Stockholders approving the Authorized Common Stock Increase described herein.

We will pay the costs of soliciting these Consents. In addition to soliciting Consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit Consents personally, by facsimile, by e-mail, or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward written Consents soliciting materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses.

Our executive offices are located at 2060 NW Boca Raton Blvd., #6, Boca Raton, FL 33431 and our telephone number there is (561) 287-5776.

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FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions by the holders of our voting equity concerning the actions approved by our Board and a majority of the persons entitled to provide Consents. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Consent Solicitation Statement, as well as its exhibits, annexes and the documents incorporated by reference in this Consent Solicitation Statement.

Q:	WHO IS ENTITLED TO CONSENT TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	All holders of our Common Stock and Series A Preferred Stock as of the Record Date. As of April 5, 2019, there were (a) 144,976,927 shares of our Common Stock issued and outstanding, and (b) 800,000 shares of Series A Preferred Stock (convertible into 4,000,000 shares of our Common Stock) issued and outstanding. The holders of our Series A Preferred Stock vote on an as-converted basis, with five votes for each share of Series A Preferred Stock.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A:	If your shares of Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent this Consent Solicitation Statement to you directly. We serve as the transfer agent for our Series A Preferred Stock. If you are a record holder of our Series A Preferred Stock, we have sent this Consent Solicitation Statement to you directly.
If your shares of Common Stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and this Consent Solicitation Statement is being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee to provide your Consent or to withhold Consent to the Proposal set forth herein. Your broker, bank or nominee has enclosed an instruction card for you to use in directing the broker, bank or nominee regarding whether to consents or to withhold consents to the Proposal set forth herein. Your broker, bank, or other nominee will only be able to vote your shares with respect to the Proposal set forth herein if you have instructed them whether to provide your Consent. Your broker, bank, or other nominee has enclosed an instruction form for you to use to direct the broker, bank, or other nominee regarding whether or not to provide the Consent. Please instruct your broker, bank, or other nominee to provide the Consent by using the instruction form you received from them. Please return your completed written Consent or instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide instructions via the Internet or by telephone, you may vote that way as well.

Q:	WILL THERE BE A MEETING OF STOCKHOLDERS TO CONSIDER THE PROPOSAL SET FORTH IN THIS CONSENT SOLICITATION STATEMENT?
A:	No. We will not hold a meeting of stockholders. We are incorporated in the State of Florida. In accordance with Section 607.0704 of the FBCA and Article 2, Section 12 our Bylaws, our stockholders are permitted to take action without a meeting if the votes represented by Consents in writing, that would be necessary to authorize or approve the proposed actions set forth in this Consent Solicitation Statement, represent at least a majority of our outstanding voting power.

Q:	WHAT IS THE RECOMMENDATION OF OUR BOARD AS TO THE PROPOSAL DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT?
A:	Our Board unanimously recommends that our stockholders provide their CONSENTS IN FAVOR of the Proposal set forth in this Consent Solicitation Statement.

Q:	WHAT IS THE REQUIRED VOTE TO APPROVE THE PROPOSAL?
A.	Because we are seeking stockholder approval by soliciting written Consents, the Proposal must receive signed written Consents from holders of record on the Record Date of at least a majority our voting equity consisting of our issued and outstanding (a) Common Stock and (b) Series A Preferred Stock, voting on an as-converted basis, with five votes for each share of Series A Preferred Stock. As of the Record Date, (a) 144,976,927 shares of our Common Stock are issued and outstanding, and (b) 800,000 shares of our Series A Preferred Stock (convertible into 4,000,000 shares of our Common Stock) are issued and outstanding. As a result, we need Consents from Majority Stockholders holding approximately 76,000.000 votes in order to proceed with filing the Charter Amendment with the Florida Secretary of State to effectuate the Authorized Common Stock Increase.

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Q:	WHAT DO I NEED TO DO NOW TO REGISTER MY CONSENTS?
A:	After carefully reading and considering the information contained in this Consent Solicitation Statement, you may Consent to the Proposal set forth herein by signing and dating the enclosed written Consents and returning it in the enclosed envelope as soon as possible. You may register your Consent by mail, facsimile or via electronic mail on the Internet by following the instructions on Annex A.

Q:	WHAT IF I DO NOT RETURN THE WRITTEN CONSENTS?
A:	Because the Proposal requires the written Consent of the holders of a majority of our voting equity, your failure to respond will have the same effect as Consents Withheld (AGAINST) the Proposal set forth in this Consent Solicitation.

Q:	CAN I VOTE AGAINST THE PROPOSAL?
A:	We are not holding a special meeting of our stockholders, so there will be no “yea” or “nay” vote, as such. However, because the Proposal requires the affirmative Consents of the holders of a majority of our outstanding voting equity, simply not delivering an executed written Consent in favor of our Proposal will have the same practical effect as a Consents Withheld (AGAINST) the Proposal would have if they were being considered at a special meeting of stockholders.

Q:	CAN I REVOKE MY CONSENTS AFTER I HAVE DELIVERED IT?
A:	If you are the stockholder of record, you may revoke your written Consent at any time prior to the time that we receive a sufficient number of written Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consents previously given is no longer effective. The revocation should be sent to us at Grom Social Enterprises, Inc., c/o Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Ste. 430, Denver, CO 8020, Attention: Mr. Chad Dalton.
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee, provided that such revocation is made prior to the time that we receive a sufficient number of written Consents to approve the Proposal set forth herein. A revocation may be in any written form validly signed and dated by you, as long as it clearly states that the Consent previously given is no longer effective.

Q:	BY WHEN MUST WE RECEIVE A SUFFICIENT NUMBER OF CONSENTS?
A:	We are requesting you to send us your written Consents by May __, 2019. Our Board may extend the deadline to receive written Consents in its sole discretion.
Under the FBCA, written Consents will remain in effect until a sufficient number of Consents are received by us to take the actions proposed herein; provided, however, that such written Consents will not remain effective after 60 days from the date of the earliest dated and delivered Consents.

Q:	WHAT IS THE PURPOSE OF THE AUTHORIZED COMMON STOCK INCREASE AND THE CHARTER AMENDMENT?

A

We are currently authorized by our Articles of Incorporation to issue up to 200,000,000 million shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock.  As of the Record Date, April 5, 2019, there were (a) issued and outstanding, an aggregate of 144,976,927 shares of our Common Stock, (b) 31,825,010 additional shares of Common Stock issuable upon exercise of outstanding warrants and stock options, (c) 21,444,918 additional shares of Common Stock issuable upon conversion of $7,822,708 payable under outstanding convertible notes, and (d) 4,000,000 additional shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock. Accordingly, as of April 5, 2019, our fully-diluted Common Stock was approximately 202,196,855 shares of Common Stock.

The purpose of the Authorized Common Stock Increase is to increase our authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares. This will provide us with flexibility with respect to future transactions, including raising additional capital, acquisitions, stock splits and other general corporate purposes.

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Q:	WHEN WILL THE AUTHORIZED COMMON STOCK INCREASE AND THE CHARTER AMENDMENT BECOME EFFECTIVE?
A:	We intend to file the Charter Amendment with the Florida Secretary of State to effectuate the Authorized Common Stock Increase immediately upon receipt of the signed Consents from the Majority Stockholders.

Q:	WHAT HAPPENS IF THE AUTHORIZED COMMON STOCK INCREASE DOES NOT RECEIVE CONSENTS FROM OUR MAJORITY STOCKHOLDERS?
A:	If the Authorized Common Stock Increase does not receive Consents from our Majority Stockholders entitled to provide such Consents, then our Articles of Incorporation will not be amended to reflect the Authorized Common Stock Increase. This may result in having insufficient authorized shares of our Common Stock for issuance in connection with future transactions, including raising additional capital, acquisitions, stock splits and other general corporate purposes.

Q:	WHO WILL PAY THE COSTS OF SOLICITING CONSENTS AND EFFECTING THE CHARTER AMENDMENT?
A:	We will pay all of the costs of soliciting written Consents to the Proposal, exhibits, annexes and documents incorporated by reference in this Consent Solicitation Statement, including the distribution of this Consent Solicitation Statement. To effectuate the Authorized Common Stock Increase, we will pay all necessary expenses associated with filing of the Charter Amendment with the Florida Secretary of State. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We are not soliciting any proxies and will not contract for other services in connection with the shareholder action approving the Proposal.

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PROPOSAL

AUTHORIZED CAPITAL INCREASE AND CHARTER AMENDMENT

On August 4, 2019, our Board unanimously approved and authorized us to increase our authorized capital stock from 200,000,000 shares of the Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock, to 500,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 of which had been designated as Series A Preferred Stock. The Board has ordered that a proposed Charter Amendment, implementing the Authorized Common Stock Increase, be presented to our stockholders for their approval by written Consent in lieu of a special meeting of the stockholders. The Board is now asking you to approve filing the Charter Amendment to effectuate the Authorized Common Stock Increase.

No Dissenters’ Rights

In connection with the approval to file the Charter Amendment, implementing the Authorized Common Stock Increase, you and our other stockholders will not have a right to dissent and obtain payment for shares under the FBCA, or our Articles of Incorporation or Bylaws.

Financial Information

Our unaudited condensed consolidated interim financial statements and accompanying notes filed with our Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 September 30, 2018 (our “Quarterly Reports”), are incorporated herein by reference.

Our audited consolidated financial statements and accompanying notes filed with our Annual Report on Form 10-K for the year ended December 31, 2018 (our “Annual Report”), is incorporated herein by reference.

Item 7 of Part II of our Annual Report “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Effectiveness of the Charter Amendment

If the proposed Charter Amendment, included as Exhibit A to this Consent Solicitation Statement, is adopted, we will immediately file the Charter Amendment with the Florida Secretary of State, and the Charter Amendment will become effective upon this filing.

Required Vote

The Proposal requires written Consents from holders of record of at least a majority of our voting power consisting of the issued and outstanding shares of our Common Stock and Series A Preferred Stock on the Record Date who are entitled to submit such Consents. The holders of our Series A Preferred Stock vote on an as-converted basis, with five votes for each share of Series A Preferred Stock

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Recommendation of the Board of Directors

Our Board of Directors recommends that you CONSENT (FOR) to the Proposal for the filing of the Charter Amendment, implementing the Authorized Common Stock Increase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of April 16, 2019, and was calculated based upon 144,926,927 shares outstanding and the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our Named Executive Officers and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Grom Social Enterprises, Inc., 2060 NW Boca Raton Blvd., #6, Boca Raton, Florida, 33431.

Name of Beneficial Owner	Shares		Percentage
Executive Officers and Directors
Darren Marks	26,528,417	(1)	17.2%
Melvin Leiner	19,770,906	(2)	12.8%
Robert Stevens	250,000		0.2%
Norman Rosenthal	291,700		0.2%
Dr. Thomas J. Rutherford	3,698,475	(3)	2.5%
Wayne Dearing	4,988,220		3.4%
All officers and directors as a group (6 persons)	55,527,718		33.7%
5% or greater holders:
Mark Arzoomanian 1 Penn Plaza New York, NY 10119	7,545,278		4.6%

(1) Represents (i) 17,145,917 shares held by Family Tys, LLC, a limited liability company (“Family Tys”), of which Mr. Marks is the Managing Member and has voting and dispositive power over the shares held by Family Tys, and (ii) 9,382,500 shares of common stock underlying vested stock options held by Mr. Marks that are exercisable at prices between $0.36 and $0.78 per share. As collateral for the issuance of convertible notes to investors in a private offering, Mr. Marks was required to pledge 5,000,000 of his shares of his common stock.

(2) Represents (i) 10,388,406 shares held by 4 Life LLC, a limited liability company (“4 Life”), of which Mr. Leiner is the Managing Member and has voting and dispositive power over the shares held by 4 Life, and (ii) 9,382,500 vested shares of common stock underlying stock options held by Mr. Leiner that are exercisable at prices between $0.36 and $0.78 per share. As collateral for the issuance of convertible notes to investors in a private offering, Mr. Leiner was required to pledge 5,000,000 shares of his common stock.

(3) Includes (i) 834,000 shares underlying vested stock options at an exercise price of $0.78 per share and (ii) 400,000 shares of common stock underlying warrants that are exercisable at $1.50 per share.

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ANNUAL REPORTS

We shall provide a copy of our Annual Report and Quarterly Report, without charge, to each person to whom a Consent Solicitation Statement is delivered, upon written or oral request of such person delivered to us at Grom Social Enterprises, Inc., 2060 NW Boca Raton Blvd., #6, Boca Raton, FL 33431, Attention: Mr. Melvin Leiner. Copies may also be obtained without charge through the SEC’s web-site at http://www.sec.gov.

“HOUSEHOLDING” OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Consent Solicitation Statement, please contact us at Grom Social Enterprises, Inc., c/o Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Ste. 430, Denver, CO  8020, Attention: Mr. Chad Dalton. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this Consent Solicitation Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to comply with the reporting requirements of the Exchange Act. For further information about us, you may refer to our Annual Report and our Quarterly Reports. You can review these filings at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

The entire Consent Solicitation Statement is available for review by each stockholder on https://gromsocial.com/proxymaterials.

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one Consent Solicitation Statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Consent Solicitation Statement to a stockholder at a shared address to which a single copy of the Consent Solicitation Statement was delivered. Requests for additional copies of the Consent Solicitation Statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Grom Social Enterprises, Inc., c/o Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Ste. 430, Denver, CO  8020, Attention: Mr. Chad Dalton. In addition, stockholders who share a single address but receive multiple copies of the Consent Solicitation Statement may request that in the future they receive a single copy by contacting us at the address set forth in the prior sentence.

By Order of the Board of Directors

Darren Marks

Chairman and Chief Executive Officer
April __, 2019

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Exhibit A

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
GROM SOCIAL ENTERPRISES, INC.

Grom Social Enterprises, Inc., a corporation organized and existing under and by virtue of the Florida Business Corporation Act of the State of Florida (the “Corporation”), does hereby certify:

FIRST: The name under which the Corporation was originally incorporated was Illumination America, Inc.

SECOND: The date on which the Articles of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Florida is April 24, 2014.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act adopted resolutions to amend the first sentence of ARTICLE I of the Articles of Incorporation of the Corporation, as previously amended, to read in its entirety as follows:

“I. CAPITAL STOCK

The aggregate number of shares which the corporation shall have authority to issue is five hundred twenty five million (525,000,000) shares, of which five hundred million (500,000,000) shall be Common Shares, $0.001 par value per share and twenty five million (25,000,000) shall be Preferred Shares, $0.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:”

FOURTH: These Articles of Amendment to Articles of Incorporation were submitted to the stockholders of the Corporation and were duly approved by the required vote of the stockholders of the Corporation in accordance with Section 607.0704 of the Florida Business Corporation Act.

IN WITNESS WHEREOF, Grom Social Enterprises, Inc. has caused these Articles of Amendment to be signed by its Chief Executive Officer as of May __, 2019.

GROM SOCIAL ENTERPRISES, INC.

Darren Marks
Chief Executive Officer

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ANNEX A

WRITTEN CONSENT OF STOCKHOLDERS OF
GROM SOCIAL ENTERPRISES, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a stockholder of record of Grom Social Enterprises, Inc. (the “Company”) as of April 5, 2019, hereby takes the following action, in accordance with our Bylaws, and pursuant to Section 607.0704 of the Florida Business Corporation Act (“FBCA”), with respect to all shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) held by the undersigned, and all shares of Series A convertible preferred stock, par value $0.001 per share, of the Company (“Series A Preferred Stock”), held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consent, pursuant to Section 607.0704 of the Florida Business Corporation Act, to the Proposal set forth below, as the same are described in the Company’s Consent Solicitation Statement on Schedule 14A, dated April __, 2019, without a meeting.

(Place an “X” in the appropriate boxes)

The Board of Directors recommends that Stockholders CONSENT to the following Proposal

Proposal:	To amend the Company’s Articles of Incorporation, as amended to date (“Articles of Incorporation”), to increase the Company’s authorized capital stock from 200,000,000 shares of Common Stock, and 25,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 2,000,000 have been designated as Series A Preferred Stock, to 500,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 2,000,000 have been designated as Series A Preferred Stock (the “Authorized Common Stock Increase”).

RESOLVED, that the first paragraph of Article I of the Articles of Incorporation of the Company, as previously amended, be further amended to read in its entirety as follows;

“The aggregate number of shares which the corporation shall have authority to issue is five hundred twenty five million (525,000,000) shares, of which five hundred million (500,000,000) shall be Common Shares, $0.001 par value per share and twenty five million (25,000,000) shall be Preferred Shares, $0.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:”

RESOLVED, that the Article of Amendment (the “Charter Amendment”) to the Articles of Incorporation of the Company attached as Exhibit A to the Corporation’s Consent Solicitation Statement dated April ___, 2019 (the “Consent Solicitation Statement”) be, and it hereby is, authorized, approved and adopted in all respects.

☐ CONSENT (FOR)	☐ CONSENT WITHHELD (AGAINST)	☐ ABSTAIN

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

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MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Grom Social Enterprises, Inc., c/o Corporate Stock Transfer, 3200 Cherry Creek Dr. South, Ste. 430, Denver, CO  8020, Attention: Mr. Chad Dalton.

FACIMILE: Mark, sign and date your proxy card and return it via fax to (303) 282-5800.

EMAIL: Send email to cdalton@corporatestock.com with “Proxy Materials Grom Social Enterprises, Inc.” in the subject line.

INTERNET: Visit https://secure.corporatestock.com/vote.php. Click on Vote Your Proxy. Enter your control number. Enter your vote.

Dated:
[print name of record stockholder as set forth on stock certificate]	[signature of record stockholder or person authorized to sign on behalf of record stockholder]
[title or authority of authorized person, if applicable]	[signature, if held jointly]

If an individual, please sign exactly as the name appears on the certificate representing your shares of Common Stock. If a corporation, partnership, trust, limited liability company or other entity, please identify the entity as the name appears on the certificate representing your shares of Common Stock, cause an authorized person to sign on behalf of the entity, and clearly identify the title of such authorized person. This Written Consent of Stockholders shall vote all shares to which the signatory is entitled. This Written Consent of Stockholders, together with all written Consents in substantially the same form, shall be treated as a single Consent of stockholders.

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